EXHIBIT 10.1

DEBT SETTLEMENT AGREEMENT

DEBT SETTLEMENT AGREEMENT (“Agreement”), dated as of February 15, 2011, by and between NUMOBILE, INC., a Nevada corporation (the “Company”), and Galleon Investments, Ltd., a business domiciled in Turks and Caicos, BWI (“Investor”) (together hereinafter referred to as “the Parties”).

RECITALS

This agreement is made with reference to the following facts:

A.
On October 15, 2008, NewMarket Technology, Inc., a Nevada corporation (“NewMarket”), made a loan in an amount equal to $607,058.00 in cash to Stonewall Networks, Inc., a Delaware corporation (“Stonewall”),  such loan evidenced by  a certain Promissory Note also dated October 15, 2008, by and between the Seller and Stonewall (the “Note”) ; and,

B.
Whereas, among other terms and conditions, the Note is unsecured, carries an interest rate of 8% per annum, has a maturity date of October 15, 2011 and is a valid and binding obligation in the principal amount of $607,058 plus accrued interest as of the date herein owed by Stonewall  to the Seller;  and,

C.
Pursuant to the terms of that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated October 7, 2009 by and between NuMobile, Inc., a Nevada corporation (“NuMobile”) and Stonewall, NuMobile acquired all of the outstanding shares of Stonewall, resulting in NuMobile assuming of all the liabilities of Stonewall, including the Note;

D.
Pursuant to the terms of that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated July 15, 2010 by and between Resource Operations of NG, LLC, a Texas limited-liability company (“RONG”) and NewMarket, NewMarket sold the Note, together with all accrued interest as of the date thereto, to RONG; and,

E.
Pursuant to the terms of that certain Debt Purchase Agreement (the “Debt Purchase Agreement”) dated February 15, 2011 by and between RONG and the Investor, RONG sold a $200,000 principal portion of the Note (the “Purchased Debt”), together with accrued interest as of the date thereto, to the Investor; and,

F.
The Parties agree that as of the date hereof the outstanding principal plus accrued and unpaid interest, together with fees and expenses, under the Purchased Debt is $238,500 (the “Outstanding Balance”): and,

G.
The Parties desire to provide an alternative mechanism for settling the obligations under the Purchased Debt, as the Company may not have, and may not be able to obtain, enough cash to repay the Purchased Debt in full within an acceptable timeframe, and;

H.
Accordingly, this Agreement is made for the purpose, among others, of allowing the Investor, at its option and in its sole discretion as it may elect from time to time, to exchange all or part of the Outstanding Balance of the Purchased Debt for the issuance of shares of common stock of the Company (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

i.
INVESTOR ELECTION TO EXCHANGE.  From time to time the Investor may elect, in its sole and absolute discretion, to exchange all or a portion of the Outstanding Balance to Common Stock; provided, however, that (i) Investor may not elect to convert less than $5,000 of Purchased Debt at any given time, and (ii) at any given time the Investor shall not beneficially own more than 4.99% of the issued and outstanding shares of the Common Stock of the Company.  This limitation, however, shall not prevent the Investor from eventually converting all of the Purchased Debt into Common Stock.

ii.
CONVERSION PRICE.  The Investor may convert the Purchased Debt at a price per share equal to fifty percent (50.0%) of the lowest of the five  closing bid prices (“Closing Bid Price”), as reported on Bloomberg, of the Company’s Common Stock immediately prior to conversion (the “Conversion Price”).

iii.
CONVERSION NOTICE.  The Investor shall provide notice to the Company of its intent to convert a given portion of the Purchased Debt by delivering to the Company a Conversion Notice, a form of which is attached hereto as Exhibit “A”.  Upon receipt of a Conversion Notice, the Company shall immediately, but in no event later than three days after receipt, deliver the number of shares of Common Stock set forth on the Conversion Notice to the account specified by the Investor on the Conversion Notice.  Notwithstanding anything herein to the contrary, all such deliveries of shares shall be electronic, via DWAC or DTC.  In the event the Company fails to deliver said shares within three days of receipt of the Conversion Notice, a penalty equal to one and one half percent (1.5%) of the Conversion Amount shall be added to the balance of the Purchased Debt per day.  The amount of the Purchased Debt  that Investor elects to convert on a Conversion Notice is defined as the “Conversion Amount.”

4.           RESTRICTIVE LEGEND. The certificates, if applicable, in due and proper form, representing the shares of Common Stock to be issued to Investor will bear a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.           INVESTOR’S REPRESENTATIONS AND WARRANTIES.

Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)           Investor is acquiring the Common Stock for Investor’s own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities.

(b)           Investor acknowledges its understanding that the issuance of the Common Stock is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder.

(c)           Investor has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(d)           Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)).

(e)           Investor has made an independent investigation of the Company’s business, been provided an opportunity to obtain additional information concerning the Company as Investor deems necessary to make an investment decision and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(f)           Investor represents, warrants and agrees that Investor will not sell or otherwise transfer the Common Stock unless registered under the Act or in reliance upon an exemption therefrom, and fully understands and agrees that Investor must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Common Stock or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws  of such states or an exemption from such registration is available.  Investor also understands that the Company is under no obligation to register the Common Stock on his behalf or to assist Investor in complying with any exemption from registration under the Act.  Investor further understands that sales or transfer of the Common Stock is restricted by the provisions of state securities laws.

(g)           Investor has not transferred or assigned an interest in the Outstanding Balance to any third party.

(h)           The foregoing representations, warranties and agreements shall survive the delivery of the Securities under this Agreement.

6.           COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Company hereby acknowledges, represents and warrants to, and agrees with Investor as follows:

(a)           The Company has been duly organized, validly exists and is in good standing under the laws of the State of Nevada.  The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)           Subject to the performance by Investor of its obligations under this Agreement and the accuracy of the representations and warranties of Investor, the offering and sale of the shares will be exempt from the registration requirements of the Act.

(c)           The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

(d)           All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 4.

(e)           Other than as described in the Recitals, neither the Note nor the Purchased Debt has not been sold, transferred, assigned, exchanged, pledged, hypothecated or encumbered in any way, whether by the Company or by any other person.  The Company makes this representation and warranty after due inquiry.

(f)           After due inquiry the Company represents and warrants that at all times, the Company, the Original Lender and all subsequent transferees have complied in all respects with all securities and other applicable laws in relation with the issuance, holding and transfers of the Note.

(g)           Investor is not and has never been an Affiliate of the Company, as that term is defined in the Act.

(h)           No broker or intermediary is involved in connection with the purchase of the Purchased Debt and no commission or other remuneration is being paid in connection therewith.

(i)           The foregoing representations, warranties, covenants and agreements shall survive the Closing.

7.           RELEASES AND WAIVERS.

(a)           Upon the delivery of the Common Stock to Investor as set forth in Sections 1 and 2 of this Agreement, Investor releases and forever discharges the Company of and from all and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Investor had, or may have arising from the Outstanding Balance.

(b)           The Company hereby affirms that the obligations under the Note and the Purchased Debt and as set forth herein are valid and binding obligations of the Company, and hereby waives, to the fullest extent allowable under law, any and all defenses that may be available to a debtor under applicable state and federal law including, without limiting the foregoing, any and all defenses available to a debtor or maker under the provisions of the Uniform Commercial Code (“UCC”) pertaining to negotiable instruments.

8.          NOTICES.

Whenever the Company or the Investor shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, by telefax or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

NuMobile, Inc.
2520 South Third Street #206
 Louisville, KY 40208

if to the Investor:

Galleon Investments, Ltd.
BCM Building
Leeward Highway
Providenciales
Turks and Caicos Islands, BWI

Any such notice delivered personally shall be deemed to have been received upon delivery.  Any such notice sent by telefax shall be presumed to have been received by the addressee one (1) business day after its acceptance for sending by an authorized carrier thereof.  Any such notice sent by mail shall be presumed to have been received by the addressee three (3) business days after posting in the United States mail.  Any party to whom any such notice is to be sent hereunder may change its address by giving the other such parties written notice of its new address as herein provided.

9.           MISCELLANEOUS.

(a)           Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(b)           Notices.   Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

(c)           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

(d)           Binding Effect.   Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

(e)           Entire Agreement.   This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

(f)           Applicable Law and Venue.   This Agreement shall be governed and construed under the laws of the State of Nevada, without regard to conflicts of laws principles.  The Company hereby consents to the jurisdiction of any competent court within the State of Nevada and consents to service of process by any means authorized by Nevada law in any action brought under or arising out of this Agreement.

(g)           Legal Fees.  The Parties agree that they shall be individually responsible for their respective legal fees that may arise as a result of the review and execution of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Investor have caused this Agreement to be executed and delivered by their respective officers, thereunto duly authorized.

NUMOBILE, INC.

By: /s/ James D. Tilton, Jr.
Name: James D. Tilton, Jr.
Title: President and Chief Executive Officer

GALLEON INVESTMENTS, LTD.

By: /s Hugh O'Neill
Name: Hugh O'Neill
Title: President